                                                                    EXHIBIT 99.1


                            (CIVITAS BANKGROUP LOGO)

                      810 Crescent Centre Drive, Suite 320
                               Franklin, TN 37067
                      office 615.263.9500 fax 615.383.8830


FOR IMMEDIATE RELEASE                          Contact:   Mike Alday
                                                          Alday Communications
                                                          615.791.1535

                          CIVITAS REPORTS PROFIT GROWTH


FRANKLIN, Tenn. (January 19, 2006) -- Civitas BankGroup (OTC: CVBG) reported net income of $7.1 million for 2005, which included $3.2 million gain and income from discontinued operations associated with the sale of its BankTennessee and Bank of Mason subsidiaries during the first half of 2005.

Civitas BankGroup's income from continuing operations was $3.9 million in 2005 compared to $2.3 million for 2004, a 69.4% increase.

For the fourth quarter 2005, Civitas BankGroup earned $1.0 million from continuing operations. This is a 119.6% increase in net income from continuing operations of $465,000 for the fourth quarter of 2004.

"We have completed the third year of our rebuilding program, and we are pleased with the results," commented Richard E. Herrington, President of Civitas BankGroup. "In 2005, we completed the resolution of most of our problem loans, we significantly grew loans and deposits in key markets, and we earned near-record profits from continuing operations for our company. To accomplish these three objectives at the same time is remarkable."

Non-performing assets continue to show improvement at December 31, 2005. The total of non-performing assets (non-accrual loans and foreclosed properties) dropped to $2.5 million at quarter-end, as compared to $2.7 million at September 30, 2005, and $6.2 million at December 31, 2004, from continuing operations. Non-performing assets, including those from divested banks, peaked at $26.1 million at September 30, 2002.

In late December 2005, Civitas completed the sale of $13 million in new trust preferred securities to institutional investors. The proceeds were used to redeem approximately $8 million in previously issued trust preferred securities that were called to take advantage of lower interest rates and to repay approximately $4.5 million in existing corporate debt.

"We more than doubled income from continuing operations during the fourth quarter of 2005, compared to the same quarter in 2004," said Herrington. "This reflects the strength and stability of our Middle Tennessee banking franchise, Cumberland Bank. We have completed the sale of West Tennessee banks: Bank of Dyer in the fourth quarter 2004, BankTennessee in the first quarter 2005, and Bank of Mason in the second quarter 2005. All of these banks had negatively impacted profits and profitability during the past few years."

"In 2005, we became a Middle Tennessee bank," added Herrington. "We have experienced moderate growth in loans and deposits over the last twelve months. Compared to year-end 2004, Cumberland Bank loans are up 9.7% while deposits have grown 6.0% in the same period. Most of the growth has come from our new banking centers in Franklin and Spring Hill. Additionally, we recently announced plans to open a new branch in Hendersonville, which will be our fourth Sumner County location."

"We feel that our significant problem asset issues are behind us," explained Herrington. "Our asset quality ratios and trends put us in a leadership position among banks. For example, our delinquency ratio finished the year below .6% of loans."

"The strong increase in earnings in the fourth quarter 2005 reflects continued growth, improved operating efficiencies, and rising interest rates," explained Herrington.

"In early 2003, we committed to a four year recovery plan to return our company to a leadership position among community banks," added Herrington. "Our three primary objectives have been to instill a sound credit culture, create operating efficiencies, and build a solid foundation for future growth and profitability. In 2005, we focused on continued improvement in asset quality and improved operating efficiencies through upgrading our core application systems. We are proud of the progress we have made toward our four year plan."

Civitas BankGroup is a bank holding company operating in Middle Tennessee through Cumberland Bank. The company also owns 50% of Nashville's Insurors Bank and 50% of the Murray Bank in Murray, Kentucky.

THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS DESCRIBING OUR FUTURE PLANS, PROJECTIONS, STRATEGIES AND EXPECTATIONS, ARE BASED ON ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND OUR CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED DUE TO CHANGES IN INTEREST RATES, COMPETITION IN THE INDUSTRY, CHANGES IN LOCAL AND NATIONAL ECONOMIC CONDITIONS AND VARIOUS OTHER FACTORS. ADDITIONAL INFORMATION CONCERNING SUCH FACTORS, WHICH COULD AFFECT US, IS CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.



                                     --30--

                             CIVITAS BANKGROUP, INC.
                           (all dollars in thousands)
                                  (unauditied)



                                                                    December 31,
                                                                 2005          2004         % Change
                                                                 ----          ----         --------
BALANCE SHEET SUMMARY
      Assets
           Cash and Cash Equivalents                          $  31,361      $  23,262        34.8%
           Federal Funds Sold & Interest Bearing Deposits         3,657          7,185       -49.1%
           Investment Securities                                205,170        205,138         0.0%
           Loans                                                480,141        437,577         9.7%
           Allowance for Loan Losses                             (4,765)        (4,427)        7.6%
                                                              ---------      ---------      ------
           Net Loans                                            475,376        433,150         9.7%
           Fixed Assets                                          14,025         15,043        -6.8%
           Foreclosed Properties                                    346            793       -56.4%
           Other Assets                                          19,133         19,107         0.1%
           Assets of Discontinued Operations                          0        200,543      -100.0%
                                                              ---------      ---------      ------
                Total Assets                                  $ 749,068      $ 904,221       -17.2%
                                                              =========      =========      ======


      Liabilities and Shareholder's Equity
           Deposits                                           $ 600,766      $ 566,873         6.0%
           Subordinated Debentures                               17,000         12,000        41.7%
           Other Borrowings                                      80,452         78,451         2.6%
           Other Liabilities                                      3,492          2,790        25.2%
           Liabilities of Discontinued Operations                     0        186,371      -100.0%
           Shareholders Equity                                   47,358         57,736       -18.0%
                                                              ---------      ---------      ------
                Total Liabilities, Equity                     $ 749,068      $ 904,221       -17.2%
                                                              =========      =========      ======

                             CIVITAS BANKGROUP, INC.
                (all dollars in thousands except per share data)
                                   (unaudited)

                                                     Three Months Ended December 31,              Twelve Months Ended December 31,
                                                    2005          2004        % Change          2005           2004         % Change
                                                    ----          ----        --------          ----           ----         --------
INCOME STATEMENT
     Interest Income                             $    10,915    $    8,935        22.2%      $    40,357     $   32,940        22.5%
     Interest Expense                                  5,498         3,800        44.7%           19,107         13,123        45.6%
                                                 -----------    ----------    --------       -----------     ----------     -------
     Net Interest Income                               5,417         5,135         5.5%           21,250         19,817         7.2%
     Provision for Loan Losses                           130           371       -65.0%              993          1,446       -31.3%
     Non-Interest Income                               1,636         2,548       -35.8%            7,592          7,793        -2.6%
     Non-Interest Expense                              5,440         6,728       -19.1%           22,229         22,918        -3.0%
                                                 -----------    ----------    --------       -----------     ----------     -------
     Income Before Taxes                               1,483           584       153.9%            5,620          3,246        73.1%
     Income Taxes                                        462           119       288.2%            1,715            941        82.3%
                                                 -----------    ----------    --------       -----------     ----------     -------
     Income from Continuing Operations           $     1,021    $      465       119.6%      $     3,905     $    2,305        69.4%
                                                 ===========    ==========    ========       ===========     ==========     =======

     Income (Loss) from Operations of
         Discontinued Components                           0          (330)     -100.0%              129           (715)     -118.0%
     Gain on Sale of Discontinued Operations               0             0         0.0%            3,434              0       100.0%
     Income Tax Expense (Benefit) of
         Discontinued Operations                                      (129)                          332           (293)
                                                 -----------    ----------    --------       -----------     ----------     -------
     Net Income                                  $     1,021    $      264       286.7%      $     7,136     $    1,883       279.0%
                                                 ===========    ==========    ========       ===========     ==========     =======

PER SHARE DATA
     Income - Basic - Continuing Operations      $      0.06    $     0.03       100.0%      $      0.24     $     0.13        84.6%
     Income - Diluted - Continuing Operations           0.06          0.03       100.0%             0.24           0.13        84.6%

     Income - Basic                                     0.06          0.02       200.0%             0.44           0.11       300.0%
     Income - Diluted                                   0.06          0.01       500.0%             0.44           0.11       300.0%

     Common Book Value per Share                                                             $      2.99     $     3.28        -8.8%

WEIGHTED AVERAGE SHARES OUTSTANDING
     Basic                                        15,804,438    17,537,204        -9.9%       16,041,868     17,684,542        -9.3%
     Diluted                                      15,837,516    17,693,698       -10.5%       16,120,889     17,577,256        -8.3%

                             CIVITAS BANKGROUP, INC.
                           (all dollars in thousands)
                                  (unauditied)



                                                                Three Months Ended        Twelve Months Ended
                                                                   December 31,               December 31,
                                                                2005          2004        2005          2004
                                                                ----          ----        ----          ----
AVERAGE BALANCES
      Loans                                                    $475,892     $436,110     $456,657     $416,335
      Investment Securities                                     203,586      194,439      200,831      179,602
      Earning Assets                                            682,442      656,086      666,906      614,859
      Total Assets of Discontinued Operations                         0      197,562          551      190,877
      Total Assets                                              732,799      718,961      732,063      673,093

      Demand Deposits                                          $ 62,796     $ 67,247     $ 62,359     $ 60,143
      Interest-Bearing Deposits                                 505,047      505,737      503,635      478,475
      Total Deposits of Discontinued Operations                       0      162,089          452      154,772
      Total Deposits                                            567,844      735,073      566,446      693,390
      Shareholders' Equity                                       46,750       56,865       47,632       55,942


KEY PERFORMANCE RATIOS - CONTINUING OPERATIONS (ANNUALIZED)
      Return on Average Assets                                     0.56%        0.36%        0.53%        0.48%
      Return on Average Equity                                     8.74%        3.27%        8.20%        4.12%
      Net Interest Margin                                          3.18%        3.13%        3.19%        3.22%
      Efficiency Ratio                                            77.13%       87.57%       77.07%       83.01%


ASSET QUALITY DATA - CONTINUING OPERATIONS
      Nonperforming Assets                                                               $  2,514     $  6,189
      Allowance for Loan Losses                                                             4,765        4,427
      Net Charge-Offs                                                                         596        2,707

      Nonperforming Assets to Period-
           End Loans                                                                         0.52%        1.41%
      Allowance for Loan Losses to
           Period-End Loans                                                                  0.99%        1.01%
      Net Charge-Offs to Average
           Loans                                                                             0.13%        0.65%